BARON ASSET FUND

                    Certificate of Designation Establishing
                      A Third Series of Baron Asset Fund,
                              BARON SMALL CAP FUND

     The undersigned, being not less than a majority of the Trustees now in office of Baron Asset Fund (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, do hereby certify that, pursuant to the authority conferred upon the Trustees of the Trust by Section 5.11 of the Declaration of Trust, dated February 19, 1987 (hereinafter referred to as the "Declaration of Trust"), and by the affirmative vote of not less than a majority of the Trustees, a third series of shares of beneficial interest of the Trust is hereby established.

1. Without limiting the authority of the Trustees to establish and designate hereafter other Series of the Trust, the shares of beneficial interest (each a "Share" and collectively "Shares") of the Trust are hereby divided into three separate series, designated the "Baron Asset Fund", the "Baron Growth & Income Fund" and the "Baron Small Cap Fund." All shares of beneficial interest of the Trust outstanding on the date on which this Certificate of Designation becomes effective shall be and shall continue to be shares of the Baron Asset Fund and Baron Growth & Income Fund, respective series of the Trust.

2. Each Series established and designated hereby shall have the rights and preferences provided for such Series herein and in the Declaration of Trust, including without limitation the rights and preferences set forth in
     Section 5.11 of the Declaration of Trust. Shareholders of any Series shall also be considered Shareholders of the Trust, without distinction by Series, for purposes of receiving reports and notices.

3. Each Series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then-effective registration statement under the Securities Act of 1933. Each Share of each Series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which Shares of that series shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to that Series and shall be entitled to receive its pro rata share of net assets of that Series upon liquidation of that Series, all as provided in the Declaration of Trust.

4. Shareholders of each Series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been duly acted upon with respect to any Series as provided in Rule 18f-2 (or any successor rule) as from time to time in effect under the Investment Company Act of 1940, as amended, and the Declaration of Trust.

5. The assets and liabilities of the Trust shall be allocated among the Series of the Trust as provided in Section 5.11(c) of the Declaration of Trust.

6. Subject to compliance with requirements of the 1940 Act, the Trustees shall have the authority to provide that holders of Shares of any Series shall have the right to convert said Shares into Shares of one or more other Series of the Trust specified for the purpose in the Trust's Prospectus for the Series accorded such right, in accordance with such requirements and procedures as the Trustees may from time to time establish. The requirements and procedures applicable to such conversion of Shares of any Series shall be set forth in the Prospectus in effect with respect to such Shares.

7. Subject to the provisions and limitations of Section 5.9 and Section 8.3 of the Declaration of Trust and applicable law, this Certificate of Designation may be amended by an instrument signed in writing by a majority of the Trustees (or by any officer of the Trust pursuant to the vote of a majority of the Trustees), subject to authorization by the vote of the holders of Shares of any Series to the extent required by and in the manner provided in Section 8.3 of the Declaration of Trust.

8. All capitalized terms which are not defined herein shall have the same meanings as are assigned to those terms in the Declaration of Trust filed with the Secretary of State of the Commonwealth of Massachusetts.

The Trustees further direct that, upon the execution of this Certificate of Designation, the Trust take all necessary action to file a copy of this Certificate of Designation with the Secretary of State of The Commonwealth of Massachusetts and at any other place required by law or by the Declaration of Trust.

In Witness Whereof, the undersigned have set their hands this 5th day of September, 1997.

/s/ Ronald Baron                              /s/ Norman S. Edelcup
-------------------------------------         ----------------------------------
    Ronald Baron                                  Norman S. Edelcup

/s/ Neal M. Elliott                           /s/ Mark M. Feldman
-------------------------------------         ----------------------------------
    Neal M. Elliott                               Mark M. Feldman

/s/ Irwin Greenberg                           /s/ Linda S. Martinson
-------------------------------------         ----------------------------------
    Irwin Greenberg                               Linda S. Martinson

/s/ Charles N. Mathewson                      /s/ Harold W. Milner
-------------------------------------         ----------------------------------
    Charles N. Mathewson                          Harold W. Milner

/s/ Raymond Noveck                            /s/ Morty Schaja
-------------------------------------         ----------------------------------
    Raymond Noveck                                Morty Schaja

/s/ David A. Silverman                        /s/ Daniel Tisch
-------------------------------------         ----------------------------------
    David A. Silverman                            Daniel Tisch

                                 ACKNOWLEDGMENT

State of New York      )
                       ) ss.
County of New York     )                            July 29, 1997

     Then personally appeared the above named Ronald Baron and acknowledged the foregoing instrument to be his free act and deed.

     Before me,


                                         /s/ Linda S. Martinson
                                         --------------------------
                                             Linda S. Martinson
                                             Notary Public